EXHIBIT 1.1
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                         RESIGNATION OF LEROY HALTERMAN
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         The undersigned,  being the sole director of ePromo.com,  f/k/a Tiberon
Resources Ltd., hereby resigns effective at closing of the Share Exchange Agreement between Tiberon Resources Ltd. and the shareholders of CD Promo, Ltd., an England corporation, dated May 11, 2000.



                                             By: /s/ Leroy Halterman
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                                                     Leroy Halterman

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